UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2014

A.C. SIMMONDS AND SONS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

Duff & Phelps Canada Restructuring Inc., Receiver for Goudas Foods Products and Investments Limited Statement of Claim Against A.C. Simmonds and Sons Inc.

On November 12, 2014, Duff & Phelps Canada Restructuring Inc. (“D&P”), the court-appointed receiver for Goudas Foods Products and Investments Limited (“Goudas Foods”), filed a Statement of Claim with the Ontario Superior Court of Justice (the “Statement of Claim”) making a claim against A.C. Simmonds and Sons Inc. (the “Company”) and certain subsidiaries of the Company. The Company had acquired Goudas Foods on April 9, 2014. Following an application by the Royal Bank of Canada, Goudas’ largest secured creditor, D&P was appointed interim receiver for Goudas Foods on September 3, 2014, and on September 16, 2014, D&P was appointed receiver by court order.

The Statement of Claim lists claims against the Company and its subsidiaries for alleged damages. The Company has been advised that it must prepare and serve a statement of defense within twenty (20) days after the Statement of Claim was served on the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. SIMMONDS AND SONS INC.

Dated: November 18, 2014	By:	/s/ Jon Szczur
Name: Jon Szczur
Title: Chief Financial Officer